Sub-Item 77Q1(a): Copies of Material Amendments to the Trust s Declaration of Trust or By-laws

Amendment No. 71 dated April 18, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(72) to Post-Effective Amendment No. 355 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2013 (Accession No. 0001193125-13-186992).

Amendment No. 72 dated June 13, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(73) to Post-Effective Amendment No. 363 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on July 29, 2013 (Accession No. 0001193125-13-307507).

Amendment No. 73 dated August 15, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(74) to Post-Effective Amendment No. 366 to the Registrant s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 12, 2013 (Accession No. 0001193125-13-365427).

Amended and Restated By-laws of Goldman Sachs Trust dated August 15, 2013 are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 364 to the Registrant s Registration Statement on Form
N-1A filed with the Securities and Exchange Commission on August 16, 2013 (0001193125-13-338246).